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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 6, 2000

                          MEDCARE TECHNOLOGIES, INC.

            (Exact name of registrant as specified in its charter)

           DELAWARE                   0-28790               87-0429962B

       (State or other              (Commission            (IRS Employer
jurisdiction of incorporation)      File Number)      Identification Number)


               1515 West 22nd Street, Oak Brook, Illinois  60523

             (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code (630) 472-5300
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Item 5 - Other Events
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On November 29, 2000 the Company repurchased all of the outstanding Series B
Convertible Preferred Stock (81.5 shares) from the Series B Preferred Shareholders. The purchase price was $1,366 per share for a total of $111,329. The Securities Repurchase Agreement governing this transaction is listed as an exhibit to this filing.

Item 7 - Financial Statements and Exhibits
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C.  Exhibits:

   7.  Securities Repurchase Agreement



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herunto duly authorized.

                                        Medcare Technologies, Inc.
                                        (Registrant)

                                        By: /s/ Ray Krauss
                                            ----------------
                                            Ray Krauss
                                            CEO and President

Date: December 6, 2000